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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

        The following list sets forth the direct and indirect subsidiaries of the registrant as of March 15, 2001 and their respective jurisdictions of incorporation or organization:

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SUBSIDIARY                                        JURISDICTION
- ----------                                        ------------
Vert Tech LLC                                     Delaware
VerticalNet LLC                                   Delaware
VerticalNet Africa PC                             South Africa
VerticalNet Services LLC                          Delaware
VerticalNet Solutions LLC                         Delaware
VerticalNet Solutions Israel                      Israel
CertiSource Acquisition Co.                       Delaware
Boulder Interactive Technology Services Co.       Colorado
VNI Holdings Inc.                                 Delaware
VerticalNet Solutions LTD                         England and Wales
LabX Technologies Inc.                            Manitoba, Canada
Bidformation Canada Inc.                          Ontario, Canada
VerticalNet Europe Funding Inc.                   Delaware
VerticalNet Technologies Europe LLC               Delaware
VerticalNet Europe B.V.                           Amsterdam, Netherlands
BT Fifty Five                                     England and Wales
VerticalNet UK LTD                                England and Wales
VerticalNet Europe LTD                            England and Wales
Truckee Acquisition Co.                           Delaware
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